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                                                                   Exhibit 10.73

                         FULL RECOURSE PROMISSORY NOTE

$300,000.00                                                        July 26, 2000
                                                        Walnut Creek, California

     FOR VALUE RECEIVED, the sufficiency of which is acknowledged hereby, James
L. Bildner ("Maker"), an individual, promises to pay Tier Technologies, Inc., a California corporation ("Holder"), or order, at 1350 Treat Boulevard, Suite 250, Walnut Creek, California or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of Three Hundred Thousand and no/100 dollars ($300,000.00), plus interest thereon on or prior to July 26, 2005.

     1.   Interest. Interest on the principal sum of this Note shall accrue at
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          the rate of 6.51% per annum, compounded annually, based on a 365-day year and the actual number of days elapsed.

     2.   Prepayment. This Note may be prepaid in whole or in part, at any time,
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          without penalty or premium. In the event that Maker's employment with
          Holder terminates for any reason before all amounts due under this Note are paid in full, Maker shall repay the entire principal sum and all accrued but unpaid interest and any other sums payable hereunder to Holder within three (3) days from the date his employment terminates; provided, however, that in lieu of acceleration of this Note, Maker may secure the Note by pledging to the Holder marketable securities (including shares of Holder) with a fair market value that exceeds all amounts due under this Note for the remainder of the term. Maker agrees to cooperate fully and execute all documentation requested by Holder to pledge and to perfect such security interests.

     3.   Application of Payments. All payments received by Holder shall be
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          applied first to accrued interest, then to other charges due with respect to this Note, and then to then-unpaid principal balance.

     4.   Default and Remedies.
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          a.   Default. Maker will be in default under this Note if (i) Maker
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               fails to make a payment of principal and/or interest hereunder when due, or (ii) Maker breaches any other covenant or agreement under this Note.

          b.   Remedies. Upon Maker's default, Holder may (i) upon fifteen (15)
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               days' written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all remedies provided under applicable law. Maker accepts and agrees that this Note is a full recourse Note and that Holder may exercise any and all remedies available to it under law.

     5.   Waivers. Maker, and any endorsers or guarantors hereof, severally
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          waive diligence, presentment, protest and demand and also notice of dishonor of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without notice, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of
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          this Note, shall affect the original liability of Maker under this
          Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

     6.   Miscellaneous.
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          a.   Maker shall pay all costs, including, without limitation,
               reasonable attorneys' fees and costs incurred by Holder in collecting the sums due hereunder, whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. In the event of any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

          b. This Note may be modified only by a written agreement executed by Maker and Holder.

          c.   This Note shall be governed by California law.

          d. The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

          e. Time is of the essence with respect to all matters set forth in this Note.

          f. If this Note is destroyed, lost or stolen, Maker will deliver a new Note to Holder on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

                                   Maker:      /s/ James L. Bildner
                                          --------------------------------------
                                          James L. Bildner


          APPROVED:                Tier Technologies, Inc.


                                   By:         /s/ Laura B. DePole
                                          --------------------------------------
                                          Laura B. DePole
                                          Senior Vice President and Chief
                                          Financial Officer

cc:  Human Resources
     Accounting

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